                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

     RV MARINE RECEIVABLES CORPORATION, a corporation organized under the laws of the State of Nevada, by its Vice President and Controller and Assistant Secretary does hereby certify:

     1. That the board of directors, by unanimous written consent without a meeting, duly adopted the following change and amendment in the articles of incorporation.

     RESOLVED, that Article I of the corporation's Articles of Incorporation be amended to read: "The name of the corporation is DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION."

     2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 1,000; that the said change and amendment has been consented to and authorized by the unanimous written consent of stockholders.

     IN WITNESS WHEREOF, the said RV MARINE RECEIVABLES CORPORATION has caused this certificate to be signed by its Vice President and Controller and its Assistant Secretary, and its corporate seal, to be hereto affixed this 22nd day of May, 1998.

                                       RV MARINE RECEIVABLES CORPORATION

                                       By:    /S/ STEPHEN J. GENTRY
                                              ----------------------------------
                                       Name:  Stephen J. Gentry
                                       Title: Vice President and Controller

                                       By:    /S/ KENNETH P. BERGER
                                              ----------------------------------
                                       Name:  Kenneth P. Berger
                                       Title: Assistant Secretary

            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          MAY 22 1998

         No. C10046-98
             ---------
        /S/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

[SEAL]

                         CERTIFICATE OF ACKNOWLEDGMENT
                         -----------------------------

STATE OF MISSOURI  )
                   ) ss
COUNTY OF ST. LOUIS)

On this 22nd day of May in the year 1998, before me, Patricia E. O'Malley, a Notary Public, in and for said state, personally appeared Stephen J. Gentry and Kenneth P. Berger, the Vice President and Controller and Assistant Secretary, respectively of RV Marine Receivables Corporation, known to me to be the persons who executed the within Certificate of Amendment of Certificate of Incorporation, in behalf of said corporation and acknowledged to me that they executed the same for the purposes therein state.

WITNESS my hand and official seal.

Seal:                             PATRICIA E. O'MALLEY
                                  -----------------------------------
                                  Patricia E. O'Malley, Notary Public

--------------------------------
      PATRICIA E. O'MALLEY
   NOTARY PUBLIC--NOTARY SEAL
        STATE OF MISSOURI
         FRANKLIN COUNTY
MY COMMISSION EXP. JULY 16, 1999
--------------------------------

                           ARTICLES OF INCORPORATION
                                      OF
                       RV MARINE RECEIVABLES CORPORATION

FIRST:  The name of the corporation is

                       RV MARINE RECEIVABLES CORPORATION

SECOND: Its registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

THIRD: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares and the par value of each such share is Ten Dollars ($10.00). All such shares are of one class and are common stock ("Common Stock"). The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

     Meetings of stockholders and directors may be held within or without the State of Nevada as the By-Laws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Nevada (the "GCL") outside the State of Nevada.

FOURTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation.

     The names and addressed of the first board of directors, which shall be three (3) in number, is as follows:

                       NAMES               ADDRESSES
                       -----               ---------
                       Richard C. Goldman  655 Maryville Centre Drive
                                           St. Louis, MO 63141

                       C. Don Brown        P.O. Box 50401
                                           Henderson, NV 89016

                       Phil Stout          P.O. Box 50401
                                           Henderson, NV 89016

FIFTH: The name and address of the incorporator signing these Articles of Incorporation is as follows:

            NAMES                     ADDRESSES
            -----                     ---------
            Richard C. Goldman        655 Maryville Centre Drive
                                      St. Louis, MO 63141

SIXTH: The corporation is to have perpetual existence.

SEVENTH: (a) The nature of the business or purposes to be conducted and promoted by the Corporation is to engage solely in the following activities:

            (i) To acquire, own, hold, sell, transfer, pledge or otherwise dispose of receivables ("Receivables"), including, without limitation, retail installment sales contracts, installment loans, purchase money orders or other notes, together with any related insurance contracts and agreements with dealers or borrowers or purchasers relating to the Receivables;

            (ii) to act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement ("Agreements") to issue series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing undivided interests in Receivables, Interests (defined below) and/or Residual Interests (defined below) and/or to issue series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt

                      Obligations") collateralized by Receivables, Subordinated Interests and/or Residual Interests and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of such Certificates or Debt Obligations;

               (iii) to use proceeds from the Certificates as provided in the Agreements;

               (iv) to hold, pledge, transfer, otherwise deal with Certificates or Debt Obligations representing a subordinated undivided interest in Receivables. ("Subordinated Interests") or a residual interest in Receivables ("Residual Interest");

               (v) to loan or invest or otherwise apply proceeds from Receivables, funds received in respect of Certificates, Debt Obligations, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors;

               (vi) to purchase, hold, and reissue any of the shares of its capital stock;

               (vii) to be the general partner of one or more limited partnerships engaged in the activities described in this Article; and

               (viii) to exercise all powers enumerated in the GCL necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth herein.

               (b) Notwithstanding any other provision of these Articles of Incorporation any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the written consent of each nationally recognized rating agency which has been requested by the Corporation to rate any issue of Certificates or Debt Obligations and which is then rating such Certificates or Debt Obligations, incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) any indebtedness incurred in connection with any Certificates or Debt Obligations pursuant to agreements or instruments in effect at the time any such rating was originally issued and (ii) any indebtedness to any affiliate of the Corporation incurred in connection with the acquisition of Receivables, which indebtedness shall be subordinated to any other obligations of the Corporation.

EIGHTH:        (a)   The number of directors of the Corporation shall initially be the three (3) and thereafter shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (b) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized;

               (i) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Laws enacted by the holders of the Common Stock of the Corporation entitled to vote thereon. Any by-law may be altered, amended or repealed by the stockholders of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

               (ii) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve (in the manner in which it was created).

               (iii) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

               (iv) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and to all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada and of these Articles of Incorporation and of the By-Laws of the Corporation.

NINTH:         (a)   No director shall be personally liable to the Corporation
or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) pursuant to Section 78.300 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of the directors, then the liability of each director of the Corporation shall be limited to or eliminated to the full extent permitted by the GCL, as so amended from time to time.

               (b) Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

               (c) A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the

Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

               (d) The Corporation shall indemnify any person who is or was a director or officer of the Corporation, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation.

               (e) Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

               (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation.

               (g) The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under these Articles of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

               (h) Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

TENTH:         Except as provided in Article TWELFTH, whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders, any court of equitable jurisdiction within the State of Nevada may, on the application (in a summary way) of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 78.600 of the GCL order a meeting of the creditors or class creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. Except as provided in Article TWELFTH, if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and or on all the stockholders of the Corporation, as the case may be, and also on the Corporation.

ELEVENTH:      For so long as the Certificates or Debt Obligations are
outstanding, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in these Articles of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

            It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent.

            It shall maintain separate corporate records and books of account from those of its parent and any affiliate thereof.

            The Corporation's funds and other assets will not be commingled with those of any of its stockholders or any direct or indirect parent of the Corporation or of any affiliate of any such parent.

                 If at any time the Corporation has two or more directors, at least one director of the Corporation shall not be a director, officer, or employee of its parent or any affiliate thereof (an "Independent Director"). In the event of the death, incapacity, resignation, or removal of the Independent Director, the Board of Directors shall promptly appoint an Independent Director to replace the Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on or consent to any matter referred to, in clause (b) of Article TWELFTH of these Articles of Incorporation unless an Independent Director has been duly appointed to serve on the Board.

                 Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions.

                 For purposes of this Article ELEVENTH, the following terms shall have the following meanings:

                 "affiliate" means any person controlling or controlled by or under common control with the parent, but shall not include the Corporation. For purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "parent" means, with respect to the Corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                 "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision.


       TWELFTH: (a) The Corporation shall not, without the unanimous affirmative vote of the members of the Board of Directors, consolidate or merge with or into any other entity or sell, lease or otherwise transfer (except as contemplated by Article SEVENTH hereof) all or substantially all of its assets to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation, company or entity.

                (b) For so long as the Certificates or Debt Obligations are outstanding, the Corporation will not, without the unanimous consent of the Board of Directors (A) commence any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek to have an order for relief entered with respect to it, or seek to adjudicate it a bankrupt or insolvent, or seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts or make a general assignment for the benefit of creditors without the unanimous vote of the entire Board of Directors or (B) dissolve or liquidate, in whole or in part

                (c) The Corporation shall not without the consent of both of its Independent Directors, institute against, or join in any institution against, any entity in which the Corporation holds an ownership interest in any bankruptcy, insolvency, liquidation, reorganization or arrangement proceeding or other proceedings under any United States Federal or State Bankruptcy or similar law.

       THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of these Articles of Incorporation and all rights and powers conferred in these Articles of Incorporation on stockholders, directors and officers are subject to this reserved power, provided, that no such amendment of the Articles SEVENTH, EIGHTH, TWELFTH or THIRTEENTH, pertaining to (i) corporate purposes, (ii) power of the Board of Directors, (iii) mergers, consolidation or bankruptcy and (iv) right to amend Articles of Incorporation, respectively (the "Restricted Articles" shall be effective without the unanimous affirmative vote of the members of the Board of Directors and, provided, further, that the Corporation shall not amend or change any Article so as to be inconsistent with the Restricted Articles without the unanimous affirmative vote of the members of the Board of Directors.

       Corporation shall not amend or change any Article so as to be inconsistent with the Restricted Articles without the unanimous affirmative vote of the members of the Board of Directors.

                 WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 29th day of April, 1998.



                          /s/ Richard C. Goldman
                          --------------------------------
                          Richard C. Goldman, Incorporator